Exhibit 99(a)(1)(v)

                                LETTER TO CLIENTS

                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
                       NOT OWNED BY GBC ACQUISITION CORP.

                            PAR VALUE $0.01 PER SHARE

                                       OF

                           GENERAL BEARING CORPORATION

                                       AT

                                 $4.00 PER SHARE

                                       BY

                              GBC ACQUISITION CORP.

          -------------------------------------------------------------

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT

       12:00 MIDNIGHT, EASTERN STANDARD TIME, ON FRIDAY, AUGUST 13, 2004,

                          UNLESS THE OFFER IS EXTENDED

          -------------------------------------------------------------

JULY 16, 2004

TO OUR CLIENTS:

            Enclosed for your consideration are the Offer to Purchase, dated July 16, 2004 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by GBC ACQUISITION CORP., a Delaware corporation ("Purchaser") currently controlled by Seymour Gussack, Chairman of the Board ("Mr. S. Gussack") of General Bearing Corporation, a Delaware corporation ("General Bearing"), and David L. Gussack, Chief Executive Officer and a director ("Mr. D. Gussack") of General Bearing, to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares") of General Bearing, at $4.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase.

            WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF THE SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

            Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is directed to the following:

1. The tender price is $4.00 per Share, net to the seller in cash without interest.

2.    The Offer is being made for all outstanding Shares not owned by Purchaser.

3. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN STANDARD TIME, ON FRIDAY, AUGUST 13, 2004, WHICH DATE MAY BE EXTENDED.

4. The Offer is conditioned on, among other things, (i) the tender of at least a majority of the outstanding Shares that are not shares beneficially owned by Continuing Stockholders (as defined in the Offer to Purchase) and the executive officers of General Bearing (the "Majority of the Minority Condition"), (ii) the tender of a sufficient number of Shares such that, after the Shares are purchased pursuant to the Offer, Purchaser would own at least 90% of the outstanding General Bearing common stock (the "Minimum Tender Condition"). In no event may the Majority of the Minority Condition be waived. However, the Purchaser reserves the right to waive the Minimum Tender Condition. The Offer is also subject to the other conditions set forth in the offer to Purchase. See Sections 1 and 11 of the Offer to Purchase. Tendering holders of Shares ("Holders") whose Shares are registered in their own name and who tender directly to American Stock Transfer and Trust Company, as depositary (the "Depositary"), will not be obligated to pay brokerage fees or commissions


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

      or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, Federal income tax backup withholding at a rate of 28% may be required, unless an exemption is available or unless the required tax identification information is provided. See Instruction 8 of the Letter of Transmittal.

5. The General Bearing board of directors must file with the Securities and Exchange Commission (the "SEC") and provide General Bearing stockholders a "Solicitation/Recommendation Statement on Schedule 14D-9". The Solicitation/Recommendation Statement contains information regarding the determination of General Bearing's board of directors to remain neutral with respect to the Offer and not make a recommendation to stockholders whether to tender their Shares. The Solicitation/Recommendation Statement is being sent to stockholders concurrently with the Offer to Purchase. All stockholders should review carefully the Schedule 14D-9. A discussion of the recommendation is also included in the Offer to Purchase. See "The Offer-SPECIAL FACTORS--Background of the Offer" and "SPECIAL FACTORS--Recommendation of the Board of Directors; Fairness of the Offer and the Merger" for more detailed information.

6. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates evidencing such Shares (or a confirmation of a book-entry transfer of such Shares (a "Book-Entry Confirmation") with respect to such Shares) into the Depositary's account at The Depository Trust Company, (b) a Letter of Transmittal (or facsimile thereof) properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 3 to the Offer to Purchase) in lieu of the Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering Holders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE OF THE TENDERED SHARES BE PAID BY PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

            The Offer is being made only by the Offer to Purchase and the related Letter of Transmittal and any amendments or supplements thereto, and is being made to all holders of the Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction where the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

            If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.


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

                        INSTRUCTIONS WITH RESPECT TO THE

                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                       NOT OWNED BY GBC ACQUISITION CORP.

                                       OF

                           GENERAL BEARING CORPORATION

                                       BY

                              GBC ACQUISITION CORP.

            The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated July 16, 2004, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by GBC ACQUISITION CORP., a Delaware corporation ("Purchaser") currently controlled by Seymour Gussack, Chairman of the Board ("Mr. S. Gussack") of General Bearing Corporation, a Delaware corporation ("General Bearing"), and David L. Gussack, Chief Executive Officer and a director ("Mr. D. Gussack") of General Bearing, to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares") of General Bearing, at $4.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase.

            This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the offer.

Number of Shares to                         Sign Here:
be Tendered: ___________________________
Account No.: ___________________________    X __________________________________
Dated: _________________________________
                                            Print Name: ________________________
                                            Address: ___________________________
                                            Area Code and Telephone: ___________
                                            Tax Identification or Social
                                            Security No.: ______________________


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